Exhibit 1.1


                           PP&L CAPITAL FUNDING, INC.
                                  $400,000,000
                           MEDIUM-TERM NOTES, SERIES A
                DUE NINE MONTHS TO FORTY YEARS FROM DATE OF ISSUE

                           UNCONDITIONALLY GUARANTEED
                  AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
                      AND INTEREST BY PP&L RESOURCES, INC.

                             DISTRIBUTION AGREEMENT

                                              _________ __, 1997




MERRILL LYNCH & CO.,
   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
      Merrill Lynch World Headquarters,
         World Financial Center,
                North Tower, 10th Floor,
                   New York, New York 10281-1310.

[OTHER AGENTS]
   [ADDRESSES]



Dear Sirs:

         PP&L Capital Funding, Inc., a Delaware corporation (the "Company"), and PP&L Resources, Inc., a Pennsylvania corporation (the "Guarantor"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, [OTHER AGENTS] (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series A, Due Nine Months to Forty Years From Date of Issue (the "Notes"). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Guarantor pursuant to guarantees of the Guarantor (the "Guarantees"). Certain terms of the Notes are set forth in Schedule A hereto.

         The Notes are to be issued pursuant to an Indenture, dated as of October 1, 1997, as amended or modified from time to time (the "Base Indenture"), among the Company, the Guarantor and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by a Supplemental Indenture No. 1, dated as of _______, 1997 (the


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"Supplemental Indenture" and, together with the Base Indenture, the
"Indenture"), among the Company, the Guarantor and the Trustee. As of the date hereof, the Company has authorized the issuance and sale of up to $400,000,000 aggregate principal amount of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors through one or more agents (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

         In connection with the foregoing, the Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a joint registration statement on Form S-3 (Nos. 333-_____ and 333-_____) for the registration of debt securities, including the Notes and the Guarantees, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s) and to be transmitted for filing pursuant to Rule 424(b) of the 1933 Act Regulations, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934,


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



as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be.

1.   Appointment as Agent.
     --------------------

         (a)   Appointment. On the basis of the representations, warranties and
               -----------
agreements herein contained, but subject to the terms and conditions herein contained and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf (and not through any Agent), offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such times and in such amounts as such Agent deems advisable. The Company may appoint additional agents in connection with the offering of the Notes; provided that (i) the Company promptly notifies the Agents of such appointment and (ii) the commission paid to any such additional agent with respect to the sale of Notes by the Company as a result of a solicitation made by such additional agent does not exceed that percentage specified in Schedule B hereto of the aggregate principal amount of such Notes sold by the Company; and provided further that, unless the appointment of such additional agent is expressly limited to the solicitation of offers to purchase a specified principal amount of Notes on specified terms, such additional agent enters into an agreement with the Company making such agent an Agent under this Agreement or enters into an agreement with the Company on terms which are substantially similar to those contained in this Agreement, which agreement shall include appropriate changes to reflect the arrangements between the Company and such additional agent.

         (b)   Sale of Notes. The Company shall not sell or approve the
               -------------
solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate principal amount of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to
             ----------------------
purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d)   Solicitations as Agent. If agreed upon between an Agent and the
               ----------------------
Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Company, orally or in writing, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes against payment tendered by a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

         (e) Reliance. The Company and the Agents agree that any Notes purchased
             --------
from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

2.   Representations and Warranties.
     ------------------------------

         (a) The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), that:

           (i) The Registration Statement, when it became effective and at each Representation Date, and the Prospectus and any amendment or supplement thereto, when filed or transmitted for filing with the Commission and at each Representation Date, complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the

     "1939 Act Regulations"), and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (the "T-1").

           (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or through any Agent expressly for use in the Registration Statement or Prospectus.

          (iii) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Guarantees.

           (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is and will be treated as a consolidated subsidiary of the Guarantor pursuant to generally accepted accounting principles.

            (v) Neither the Guarantor nor the Company is an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

           (vi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

          (vii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company and the Guarantor enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, or reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights and by general equity principles, regardless of whether enforcement is considered in a proceeding at law or in equity (the "Bankruptcy Exceptions"); the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the 1939 Act.

         (viii) The Notes have been duly authorized and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Notes will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Notes will conform in all material respects to the statements relating thereto contained in the Prospectus.

           (ix) The Guarantees have been duly authorized and, when duly executed pursuant to the Indenture and delivered, will constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Guarantees will be in the forms established pursuant to the Indenture; and the Guarantees will conform in all material respects to the statements relating thereto contained in the Prospectus.

            (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change, or any development involving a material adverse change, in the financial position or results of operations of the Guarantor and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

           (xi) The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated _____ by Moody's Investors Service, Inc. and ______ by Standard & Poor's Ratings Service, or such other rating as to which the Company or the Guarantor shall have most recently notified the Agents pursuant to Section 5(a) hereof.

         (b) Each of the several Agents represents and warrants to, and agrees with, the Company and the Guarantor, their respective directors and such of their respective officers who shall have signed the Registration Statement, and to each other Agent, that the information furnished in writing to the Company and the Guarantor by such Agent expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

         (c)   Additional Certifications. Any certificate signed by any officer
               -------------------------
of the Company or the Guarantor and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to such Agent or Agents as to the matters covered thereby on the date of such certificate.

3.   Purchases as Principal; Solicitations as Agent.
     ----------------------------------------------

         (a)   Purchases as Principal. Notes purchased from the Company by the
               ----------------------
Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company in a separate agreement (which may be an oral agreement confirmed in writing between the applicable Agent and the Company). Each such separate agreement is herein referred to as a "Terms Agreement". Each such Terms Agreement, whether oral (and confirmed in writing, which may be a facsimile transmission) or in writing, shall include such information (as applicable) as is specified in Schedule A hereto. An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained, but subject to the terms and conditions herein contained. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable Terms Agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule B hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time of each Terms Agreement to purchase Notes from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the comfort letter, opinions of counsel and officers' certificate pursuant to Section 8 hereof.

         (b)   Solicitations as Agent. On the basis of the representations,
               ----------------------
warranties and agreements herein contained, but subject to the terms and conditions herein contained, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, at the time of settlement of any such sale, as set forth in Schedule B hereto.

         (c)   Administrative Procedures. The purchase price, interest rate or
               -------------------------
formula, maturity date and other terms of the Notes specified in Schedule A hereto (as applicable) shall be agreed upon between the Company and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Company, the Agents and the Trustee. The initial Procedures, which are set forth in Schedule C hereto, shall remain in effect until changed by agreement among the Company, the Agents and the Trustee. The Agents and the Company agree to perform, and the Company agrees to request the Trustee to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

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4.   Delivery and Payment for Notes Sold through an Agent as Agent.
     -------------------------------------------------------------

         Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

5.   Certain Covenants of the Company and the Guarantor.
     --------------------------------------------------

         Each of the Company and the Guarantor jointly and severally covenant with the several Agents as follows:

         (a) To notify the Agents promptly, and confirm the notice in writing, of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (ii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement, or the initiation of proceedings for that purpose, and to make every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued, and (iii) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company or the Guarantor, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities;

         (b) To advise the Agents, or Sullivan & Cromwell as counsel to the Agents, promptly of any such filing, and to advise the Agents, or Sullivan & Cromwell, as counsel to the Agents, promptly of any proposal to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise; and will furnish the Agents with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, as the case may be;

         (c) To endeavor, in cooperation with the Agents, to qualify the Notes for offer and sale under the securities or blue sky laws of such states and the other jurisdictions of the United States as the Agents may from time to time designate, to continue such qualifications in effect so long as required for the distribution of the Notes and to reimburse the Agents for any expenses (including filing fees and reasonable fees and disbursements of counsel) paid by the Agents or on their behalf to qualify the Notes for offer and sale, to continue such qualification, to determine the eligibility of the Notes for investment and to print the memoranda relating thereto; provided that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the Notes, or to meet any other requirement in connection with this paragraph (c) deemed by them to be unduly burdensome;

         (d) To deliver promptly to the Agents signed copies of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), the Prospectus, and any amendments and supplements thereto, as the Agents may reasonably request;

         (e) To prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 11:00 A.M., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used;

         (f) Except as otherwise provided in subsection (l) of this Section 5, if at any time during the term of this Agreement any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary at any time to amend the Registration Statement or amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, to advise the Agents immediately, confirmed in writing, to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and to promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the cost of any amendment or supplement which relates solely to the activities of any Agent shall be borne by the Agent or Agents requiring the same;

         (g) Except as otherwise provided in subsection (l) of this Section 5, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company or the Guarantor with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, or financial information included in the audited consolidated financial statements of the Company or the Guarantor for the preceding fiscal year, the Company and the Guarantor shall furnish such information to the Agents;

         (h) As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the 1933 Act which will satisfy the provisions of Section 11(a) of the 1933 Act;

         (i) The Company and the Guarantor during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations;

         (j) Unless otherwise agreed upon between one or more Agents acting as principal and the Company, between the date of any Terms Agreement by such Agent(s) to purchase Notes from the Company and the Settlement Date with respect thereto, the Company will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company with maturities and other terms substantially similar to the Notes being sold pursuant to such Terms Agreement (other than the Notes that are to be sold pursuant to such Terms Agreement, notes to banks under the Revolving Credit Agreement of the Company or commercial paper in the ordinary course of business);

         (k) The Company will apply the net proceeds from the sale of the Notes for the purposes set forth in the Prospectus;

         (l) The Company shall not be required to comply with the provisions of subsections (f) or (g) of this Section 5 during any period from the time the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Company until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed; provided, however, that compliance with such subsections shall be required for any portion of such period during which an Agent shall hold any Notes as principal purchased pursuant to a Terms Agreement; and provided further that the Agents shall, upon inquiry by the Company or the Guarantor, advise the Company and the Guarantor whether or not any of them retains any Notes for purposes of this subsection (1), and from the 30th day immediately following the issuance of such Notes, unless otherwise advised by an Agent, the Company and the Guarantor shall be entitled to assume that the distribution of such Notes is complete; and

         (m) The Company will comply with the conditions set forth in Rule 3a-5 under the 1940 Act ("Rule 3a-5"), necessary for the Company to not be considered an "investment company" under the 1940 Act.

6.   Payment of Expenses.
     -------------------

         The Company will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company or the Guarantor, including all expenses in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Agents, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Notes and the related Guarantees, including the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby, any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes, all Federal and State taxes (if any) payable (not including any transfer taxes) upon the issue of the Notes or the related Guarantees, any fee charged by securities ratings services for rating the Program and the Notes, the fees and expenses incurred in connection with any listing of the Notes on a securities exchange, and the fee of the National Association of Securities Dealers, Inc., if any, and
(ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of such other documents or certificates as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes or the Guarantees.

7.   Conditions of Agents' Obligations.
     ---------------------------------

         The obligations of one or more Agents to purchase Notes as principal and to solicit offers for the purchase of Notes as an agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Company, will be subject to the following conditions:

         (a) The Agents shall have received from Price Waterhouse LLP a letter, dated the date of this Agreement, in form and substance satisfactory to you, to the effect that:

           (i) They are independent accountants with respect to the Guarantor and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

          (ii) In their opinion, the consolidated financial statements of the Guarantor and its subsidiaries audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

         (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

               (A) Reading the minutes of meetings of the shareowners and the Boards of Directors of the Guarantor and the Company and their Executive, Compensation and Corporate Governance, Finance and the Audit and Corporate Responsibility Committees since the day after the end of the last audited period as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

               (B) With respect to the unaudited consolidated balance sheet as of the most recent quarter ended and the unaudited consolidated statements of income and of cash flows included in the Guarantor's Quarterly Report on Form 10-Q for the most recent quarter ended ("Form 10-Q") incorporated by reference in the Registration Statement,

           (i) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim
                                                               --------
     Financial Information, on the unaudited consolidated balance sheet and
     ---------------------
     the unaudited consolidated statements of income and of cash flows for the most recent quarter ended and year to date, and prior year periods, included in the Guarantor's Form 10-Q incorporated by reference in the Registration Statement;

          (ii) Making inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to in (B)(i) comply as to form in all material respects with the applicable accounting requirements of the 1934 Act, as it applies to Form 10-Q and the related published rules and regulations thereunder;

               (C) Reading the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated in the Registration Statement to the date of the latest available interim financial data; and

               (D) Making inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

         nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (i) the unaudited consolidated financial statements described in
         (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, as it applies to Form 10-Q, and the related published rules and regulations thereunder; or (ii) any material modifications should be made to the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; or
         (iii) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock (except for changes in shares of certain series of preferred stock of a subsidiary of the Guarantor redeemed for, purchased or otherwise retired in anticipation of, sinking fund requirements for such series or as a result of the surrender by the Guarantor of any preferred stock of PP&L, Inc. theretofore purchased by the Guarantor), or increase in long-term debt of the Guarantor and subsidiaries consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or
         (iv) for the period from the closing date of the latest consolidated income statement incorporated by reference in the Registration Statement to the date of the latest available interim financial data there were any decreases, as compared with the corresponding period in the preceding year, in net income, except in all instances for changes, increases or decreases which the Registration Statement, including the documents incorporated therein by reference, discloses have occurred or may occur, or they shall state any specific changes or decreases.

         (iv) The letter shall also state that the information set forth in Schedule D hereto, which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Guarantor's accounting system or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom, except as otherwise specified in such letter.

         (b) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company or the Guarantor, shall be contemplated by the Commission and the Agents shall have received certificates of the Company and of the Guarantor dated the date hereof to such effect.

         (c) On the date hereof the Agents shall have received from Michael A. McGrail, Esq., Senior Counsel, or such other counsel for the Company and the Guarantor as may be acceptable to you, an opinion, dated as of the date hereof, in form and substance satisfactory to counsel for the Agents, to the effect that:

            (i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

           (ii) The portions of the information contained in the Prospectus, which are stated therein to have been made on the authority of any such counsel, have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct;

          (iii) The Guarantor is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from such Act (except for the provisions of Section 9(a)(2) thereof) by virtue of an order of the Commission pursuant to Section 3(a)(1) thereof;

           (iv) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus;

            (v) This Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Company;

            (vi) The Indenture has been duly authorized, executed and delivered by the Guarantor and, assuming due authorization, execution, and delivery by the Company and the Trustee, is a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except to the extent limited by the Bankruptcy Exceptions;

           (vii) The Guarantees are in the form established pursuant to the Indenture, have been duly authorized by the Guarantor, and, when duly executed pursuant to the Indenture and delivered in accordance with the provisions of this Agreement, will constitute valid and binding obligations of the Guarantor, as guarantor, enforceable in accordance with their terms, except to the extent limited by the Bankruptcy Exceptions;

          (viii) No approval, authorization, consent or other order of any public board or body is legally required for the authorization of the offering, issuance and sale of the Notes, except (a) such as may be required under the 1933 Act or the 1933 Act Regulations or the securities or "blue sky" laws of any jurisdiction and (b) the qualification of the Indenture under the 1939 Act and 1939 Act Regulations.

          In rendering such opinion, such counsel may rely as to matters governed by New York and Delaware corporate law upon the opinion of Reid & Priest LLP referred to in Section 7(d) of this Agreement.

         (d) On the date hereof, the Agents shall have received from Reid & Priest LLP, special counsel to the Company and the Guarantor, an opinion, dated as of the date hereof, in form and substance satisfactory to counsel for the Agents, to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

          (ii) The Notes are in the form established pursuant to the Indenture, have been duly authorized by the Company, and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by the Bankruptcy Exceptions, and are entitled to the benefits of the Indenture;

          (iii) The Guarantees are in the form established pursuant to the Indenture, have been duly authorized by the Guarantor, and, when duly executed pursuant to the Indenture and delivered in accordance with the provisions of this Agreement, will constitute valid and binding obligations of the Guarantor, as guarantor, enforceable in accordance with their terms, except to the extent limited by the Bankruptcy Exceptions;

           (iv) This Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Company;

            (v) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming due authorization, execution, and delivery by the Trustee, is a valid and binding obligation of the Company and the Guarantor, enforceable in accordance with its terms, except to the extent limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act;

           (vi) The Registration Statement has become effective under the 1933 Act and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement, as of its effective date, and any amendment thereto, as of its date, and the Prospectus, as of its date, and each amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and nothing has come to the attention of such counsel which would lead such counsel to believe either that the Registration Statement or any amendment thereto, as of such dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of the date issued or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus;

          (vii) The statements in the Prospectus under the captions "Description of the Debt Securities" and "Description of Notes", insofar as they purport to constitute summaries of certain terms of the Indenture, the Notes and the Guarantees, in each case constitute accurate summaries of such terms of such documents and securities, in all material respects;

         (viii) The Company is a "finance subsidiary within the meaning of Rule 3a-5 of the 1940 Act, and the Guarantees satisfy the conditions of clauses (a)(1) and (3) of Rule 3a-5. Assuming that the Company continues to qualify as a "finance subsidiary" within the meaning of Rule 3a-5, satisfies the conditions of clauses (a)(5) and (6) of Rule 3a-5 and satisfies the conditions of Rule 3a-5 in respect of any securities other than the Notes issued by the Company, upon giving effect to the transactions contemplated by this Agreement, the Prospectus and the application of the proceeds from the sale of the Notes contemplated in the Prospectus, the Company will not be an "investment company" within the meaning of the 1940 Act. The Guarantor is not an "investment company" within the meaning of the 1940 Act; and

           (ix) No approval, authorization, consent or other order of any public board or body is legally required under federal or New York law for the authorization of the offering, issuance and sale of the Notes, except (a) such as may be required under the 1933 Act or the 1933 Act Regulations or the securities or "blue sky" laws of any jurisdiction and (b) the qualification of the Indenture under the 1939 Act and 1939 Act Regulations.

          In rendering their opinion, Reid & Priest LLP may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq., or such other counsel referred to in Section 7(c) of this Agreement.


         (e) On the date hereof, the Agents shall have received from Sullivan & Cromwell, counsel for the Agents, such opinion or opinions, dated as of the date hereof, with respect to the validity of the Notes and the Guarantees, this Agreement, the Registration Statement, the Prospectus and other related matters as the Agents may require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell may assume the due incorporation and valid existence of the Company and the Guarantor and may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel for the Company and the Guarantor referred to in Section 7(c) of this Agreement.

         (f) On the date hereof, the Agents shall have received certificates, dated the date hereof, of the President or a Vice President and a financial or accounting officer of the Guarantor and of a Vice President or Treasurer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company or the Guarantor, as the case may be, in this Agreement are true and correct (except for immaterial details) as of the date of such certificate, (ii) the Company or Guarantor, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no Material Adverse Effect, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus or as described in such certificate.

         In case any such condition shall not have been satisfied, this Agreement may be terminated by the applicable Agent or Agents upon notice in writing or by telegram to the Company and the Guarantor without liability or obligation of any party, except as provided in Sections 5(c), 6, 9, 11, 12 and 14 hereof.

8.   Additional Covenants of the Company and the Guarantor.
     -----------------------------------------------------

         The Company and the Guarantor further covenant and agree with each Agent as follows:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by
             -----------------------------------------------
the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as Agent), shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor herein contained and contained in any certificate delivered therewith to the Agents pursuant to this Agreement are true and correct at the time of such acceptance or sale, as the case may be (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b)   Subsequent Delivery of Certificates. Each time that (i) the
               -----------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes) or (ii) (if required by the Terms Agreement relating to such Notes) the Company sells Notes to one or more Agents as principal, each of the Company and the Guarantor shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in
Section 7(f) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 7(f) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificates shall also include a certification that there has been no Material Adverse Effect since the date of the agreement by such Agent(s) to purchase Notes from the Company as principal).

         (c)   Subsequent Delivery of Legal Opinions. Each time that (i) the
               -------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes or (B) unless an Agent shall otherwise reasonably request, by filing of any Current Report on Form 8-K) or (ii) (if required by the Terms Agreement relating to such Notes) the Company sells Notes to one or more Agents as principal, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Michael A. McGrail, Esq., Senior Counsel to the Guarantor (or such other counsel as may be acceptable to the Agent(s)) and Reid & Priest LLP, special counsel to the Company and the Guarantor, each dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinions referred to in Section 7(c) and (d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d)   Subsequent Delivery of Comfort Letters. Each time that (i) the
               --------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required by the Terms Agreement relating to such Notes) the Company sells Notes to one or more Agents as principal, the Company shall cause Price Waterhouse LLP forthwith to furnish to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 7(a) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Price Waterhouse LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

         [(e) The Company shall not sell Notes which are not substantially in a form previously certified without prior notification to each Agent.]

9.   Indemnification and Contribution.
     --------------------------------

         (a) The Company and the Guarantor agree that they will jointly and severally indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act, against any and all loss, expense, claim, damage or liability to which, jointly or severally, such Agent or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, the Company and the Guarantor agree to reimburse each Agent and each person who controls any Agent as aforesaid for any reasonable legal or other expenses as incurred by such Agent or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Guarantor or the Company by or through any such Agent expressly for use in any such document or arises out of, or is based on, statements in or omissions from that part of the Registration Statement which shall constitute the T-1; and provided further, that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus or supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent from whom the person asserting any such loss, expense, claim, damage or liability purchased the Notes concerned (or to the benefit of any person controlling such Agent), if a copy of the Prospectus (not including documents incorporated by reference therein) or of the Prospectus as then amended or supplemented (not including documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person.

         (b) Each Agent severally agrees that it will indemnify and hold harmless the Company and the Guarantor, their officers and directors, and each of them, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the 1933 Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Guarantor or the Company by or through any Agent expressly for use in any such document; and, except as hereinafter in this Section provided, each Agent agrees to reimburse the Company and the Guarantor, their officers and directors, and each of them, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

         (c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this
Section 9. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent except as provided in Section 9(e) hereof. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Notes.

         (d) If any Agent or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Company and the Guarantor of a claim in respect thereof pursuant to Section 9(c) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such

Agent or person shall be entitled to contribution from the Company and the Guarantor to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which such Agent or person is entitled, there shall be considered the relative benefits received by such Agent or person and the Company and the Guarantor from the offering of the Notes that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Agent or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Guarantor and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose).

         (e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

         (f) The indemnity and contribution provided for in this Section 9 and the representations and warranties of the Company, the Guarantor and the several Agents set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Agent or any person controlling any Agent, the Company, its directors or officers, the Guarantor or any person controlling the Guarantor, (ii) acceptance of any Notes and payment therefor under this Agreement, and (iii) any termination of this Agreement.

10.  Default of Agents.
     -----------------

         If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the non-defaulting Agents may make arrangements satisfactory to the Company for one of them or one or more other Agents or any other agents to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth in this Agreement. If, however, no such arrangements shall have been made within 24 hours thereafter, then the non-defaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions which their respective initial underwriting obligations bear to the underwriting obligations of all non-defaulting Agents. In the event of any such default, either the non-defaulting Agents or the Company may by prompt written notice to such other parties postpone the Settlement Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company will promptly file any amendments to the Registration Statement or Supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Agent" includes any person substituted for an Agent under this Section 10.

         Nothing in this Section 10 shall relieve an Agent from liability for its default.

11.  Survival of Certain Representations and Obligations.
     ---------------------------------------------------

         The respective indemnities, agreements, representations and warranties of the Company and the Guarantor and of or on behalf of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent or the Company and the Guarantor or any of their respective officers, directors, or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Agents is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections 5(c) and 6, and the respective obligations of the Company, the Guarantor and the Agents pursuant to Sections 9, 11, 12 and 14 hereof shall remain in effect.

12.  Termination.
     -----------

         (a) This Agreement (excluding any agreement by one or more Agents to purchase Notes as principal) may be terminated, for any reason at any time, by either the Company or an Agent, as to itself, upon the giving of 30 days' prior written notice of such termination to the other party hereto.

         (b) The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes as principal, immediately upon notice to the Company and the Guarantor, at any time prior to the Settlement Date relating thereto, if
(i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, as amended or supplemented to such date, any change or any development involving a prospective change in or affecting particularly the business or properties of the Guarantor, which, in the judgment of any such Agent, materially impairs the investment quality of such Notes; (ii) there has been any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or any suspension or limitation of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (iii) a general banking moratorium has been declared by Federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of such Agent, in each case the effect of which makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Notes and such Agent makes a similar determination with respect to all other underwritings of medium-term notes of utilities or utility holding companies in which it is participating and has the contractual right to make such a determination; or (v) there has been any decrease in the ratings of the Program or any debt securities of the Company or the Guarantor (including the Notes) that existed as of the date of such agreement by any

"nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or if such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities.

         (c) In the event of any such termination, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal pursuant to a Terms Agreement or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 5 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the covenant set forth in Section 5(h) hereof, the provisions of Section 6 hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

13.  Notices.
     -------

         The Company and the Guarantor shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Agents if the same shall have been made or given by the Agents. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, to the following addresses:

         If to the Company or the Guarantor:
         PP&L Resources, Inc.
         Two North Ninth Street
         Allentown, Pennsylvania 18101
         Attention:  Treasurer
         Facsimile:  (610) 774-5106

         If to Merrill Lynch, Pierce, Fenner & Smith
         Incorporated:
         World Financial Center
         North Tower - 10th Floor
         New York, New York 10281-1310
         Attention:  MTN Product Management
         Facsimile:  (212) 449-2234

         [Other Agents]
         [Addresses]

14.  Parties in Interest.
     -------------------

         This Agreement shall each inure solely to the benefit of the Company, the Guarantor and the Agents and, to the extent provided in Section 9 hereof, to any person who controls any Agent, to the officers and directors of the Company and the Guarantor, and to any person who controls the Company or the Guarantor, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any assignee of an Agent (other than a person substituted for an Agent under Section 10 hereof or one who shall acquire all or substantially all of an Agent's business and properties), nor shall it include any purchaser of Notes from any Agent merely because of such purchase.

15.  Applicable Law.
     --------------

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.  Counterparts.
     ------------

         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this Distribution Agreement shall constitute a binding agreement between the Company and the Guarantor and the several Agents in accordance with its terms.

                                   Yours very truly,

                                   PP&L RESOURCES, INC.



                                   By: _____________________________________
                                        Name:
                                        Title:



                                   PP&L CAPITAL FUNDING, INC.



                                   By: _____________________________________
                                        Name:
                                        Title:

         The foregoing Distribution Agreement is
hereby confirmed and accepted as of the date first above written.



MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By:__________________________________
    Name:
    Title:



[OTHER AGENTS]


By:__________________________________
    Name:
    Title:

                                   SCHEDULE A
                                   ----------


                                  PRICING TERMS


Principal Amount:  $______________

Interest Rate or Formula:
     If Fixed Rate Note,
       Interest Rate:
       Interest Payment Dates:
     If Floating Rate Note,
       Interest Rate Basis(es):
               If LIBOR,
                |_| LIBOR Reuters Page:
                |_| LIBOR Telerate Page:
                 Designated LIBOR Currency:
               If CMT Rate,
                 Designated CMT Telerate Page:
                    If Telerate Page 7052:
                      |_| Weekly Average
                      |_| Monthly Average
                 Designated CMT Maturity Index:
       Index Maturity:
       Spread and/or Spread Multiplier, if any:
       Initial Interest Rate, if any:
       Initial Interest Reset Date:
       Interest Reset Dates:
       Interest Payment Dates:
       Maximum Interest Rate, if any:
       Minimum Interest Rate, if any:
       Fixed Rate Commencement Date, if any:
       Fixed Interest Rate, if any:
       Day Count Convention:
       Calculation Agent:

Redemption Provisions:
     Initial Redemption Date:
     Initial Redemption Percentage:
     Annual Redemption Percentage Reduction, if any:

Repayment Provisions:
     Optional Repayment Date(s)

Original Issue Date:
Stated Maturity Date

Exchange Rate Agent:
Authorized Denomination:
Purchase Price: ___%, plus accrued interest, if any, from

               ---------
Price to Public: ___%, plus accrued interest, if any, from

               ---------
Issue Price:
Settlement Date and Time:
Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 7(f) of the Distribution
     Agreement

     Legal Opinions pursuant to Section 7(c)and(d) of the Distribution Agreement

     Comfort Letter pursuant to Section 7(a) of the Distribution Agreement

                                   SCHEDULE B
                                   ----------



         As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Notes multiplied by the appropriate percentage set forth below:




                                                               PERCENT OF
MATURITY RANGES                                                PRINCIPAL AMOUNT
---------------                                                ----------------

From 9 months to less than 1 year..............................       .125%

From 1 year to less than 18 months.............................       .150

From 18 months to less than 2 years............................       .200

From 2 years to less than 3 years..............................       .250

From 3 years to less than 4 years..............................       .350

From 4 years to less than 5 years..............................       .450

From 5 years to less than 6 years..............................       .500

From 6 years to less than 7 years..............................       .550

From 7 years to less than 10 years.............................       .600

From 10 years to less than 15 years............................       .625

From 15 years to less than 20 years............................       .700

From 20 years to 30 years......................................       .750

From 30 years to 40 Years......................................        *




---------------------

* As agreed to by the Company and the applicable Agent at the time of sale.

                                   SCHEDULE D
                                   ----------

                        Additional Matters to be Included
                   in Accountants' Comfort Letter Pursuant to
                   Section 7(a)(iv) of Distribution Agreement
                   ------------------------------------------


PROSPECTUS CAPTION                         ITEMS
------------------                         -----

"Ratio of Earnings to                      "Ratio of Earnings to
Fixed Charges"                             Fixed Charges" and
                                           supporting calculations
                                           shown on Exhibit 12.1 to
                                           the Registration Statement

FORM 10-K OR 10-Q                          ITEMS
-----------------                          -----
CAPTION
-------

"REVIEW OF THE                             Changes in total operating
FINANCIAL CONDITION                        revenues
AND RESULTS OF
OPERATIONS OF PP&L
RESOURCES, INC. AND
PENNSYLVANIA POWER &
LIGHT COMPANY" --
"Operating Revenues"
(or similar caption)

"REVIEW OF THE                             The Company's actual
FINANCIAL CONDITION                        construction expenditures
AND RESULTS OF                             during the year ended
OPERATIONS OF PP&L                         [last year ended] and
RESOURCES, INC. AND                        [prior year ended]
PENNSYLVANIA POWER &
LIGHT COMPANY"--
"Capital Expenditure
Requirements"
(or similar caption)

"SELECTED FINANCIAL                        The Company's times
AND OPERATING DATA OF                      interest earned before
PENNSYLVANIA POWER &                       income taxes for [last
LIGHT COMPANY" --                          year ended] and [prior
"Financial Ratios"                         year ended]
(or similar caption)